Exhibit 31.2

CERTIFICATIONS PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Paul Norris, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Immersion Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 23, 2013
/s/ Paul Norris
Paul Norris
Chief Financial Officer